UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2006

UNIVISION COMMUNICATIONS INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12223	95-4398884
(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 3050
Los Angeles, CA 90067

(Address of principal executive offices)

(310) 556-7676

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Merger Agreement

Univision Communications Inc. ("Univision") has announced it has entered into a merger agreement, dated as of June 26, 2006 (the "Merger Agreement") with Umbrella Holdings, LLC ("Buyer") and Umbrella Acquisition, Inc., a wholly owned subsidiary of Buyer ("Acquisition Sub"), whereby Buyer will acquire Univision at a price of $36.25 per share in cash payable to the holders of all classes of issued and outstanding stock and assume or repay all outstanding debt of Univision, representing a transaction value of approximately $13.7 billion.  Buyer and Acquisition Sub are entities directly and indirectly owned by an investment consortium consisting of Madison Dearborn Capital Partners V-A, L.P., Providence Equity Partners V L.P., SCG Investments II, LLC, TPG Partners V, L.P. and Thomas H. Lee Equity Fund VI, L.P. (together, the “Investors”).

With certain specified exceptions each company option, company warrant or restricted stock unit, that is issued and outstanding, and in the case of company options, whether vested or unvested as of the effective time of the merger, will be converted into the right to receive the applicable portion of the aggregate merger consideration.  As a result of the merger, the separate corporate existence of Acquisition Sub will cease and Univision will continue as the surviving corporation in the merger and a wholly-owned subsidiary of Buyer.

Univision has made customary representations and warranties and covenants in the Merger Agreement, including among others (1) not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions permit the board of directors to comply with its fiduciary duties, enter into discussions concerning or provide confidential information in connection with alternative business combination transactions, (2) to cause a meeting of Univision's stockholders to be held to consider the adoption of the Merger Agreement, and (3) subject to certain exceptions, for Univision's board of directors to recommend that Univision's stockholders adopt the Merger Agreement and thereby approve the merger and the other transactions contemplated by the Merger Agreement.

The merger is conditioned, among other things, on the adoption of the Merger Agreement by the stockholders of Univision and the absence of certain legal impediments to consummation of the merger.  The transaction is also subject to regulatory clearance under the Hart-Scott Rodino Act and approval by the Federal Communications Commission.  If the merger is not consummated by April 26, 2007, additional per share consideration will come due to the stockholders of Univision on terms described more fully in the Merger Agreement.

Buyer has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the proceeds of which will be sufficient for Buyer to pay the aggregate merger consideration and all related fees and expenses of the transactions contemplated by the Merger Agreement. The closing of the merger is not conditioned on the receipt of the financing by Buyer.

The Merger Agreement contains certain termination rights and provides that, upon termination of the Merger Agreement under certain specified circumstances, including, among other things, if Univision’s board of directors

(1) changes its recommendation to its stockholders or (2) determines in good faith that it has received an unsolicited bona fide "Superior Proposal," as defined in the Merger Agreement, and, after considering any revised proposal buyer may make concurrently with the termination of the Merger Agreement, enters into a definitive agreement with respect to such Superior Proposal, then Univision will be required to pay Buyer a termination fee of $300 million.

If Univision terminates the Merger Agreement due to Buyer’s failure to receive the requisite regulatory approvals prior to a specified date and Univision has satisfied all of its conditions for the closing on that date, then Buyer is required to pay a termination fee equal to $500 million. Additionally, if Univision terminates the Merger Agreement due to Buyer’s failure to effect the closing because of a failure to receive adequate proceeds from one or more of the financings contemplated by the financing commitments, then Buyer is required to pay a termination fee equal to $300 million. Finally, if Buyer intentionally breaches its obligations under the Merger Agreement, Univision shall be entitled to receive a maximum of $300 million in damages less any termination fee previously paid under the terms of the Merger Agreement.

The Voting Agreement

In connection with the Merger Agreement, and concurrently with the execution of the Merger Agreement, Buyer, A. Jerrold Perenchio and certain stockholders of Univision affiliated with Mr. Perenchio entered into a Voting Agreement (the "Voting Agreement") pursuant to which Mr. Perenchio and such stockholders have agreed to vote their shares of Univision Common Stock in favor of the Merger.

The Limited Guarantee

In connection with the Merger Agreement, affiliates of each of the Investors (and each an affiliate of Buyer) and Univision entered into a Limited Guarantee, substantially in the form of the Limited Guarantee included herein as Exhibit 10.2, pursuant to which, among other things, each of the Investors is providing a guarantee of payment of its pro rata portion of the termination fee or any damages (up to a $300 million cap) resulting from Buyer’s intentional breach of the Merger Agreement in favor of Univision with respect to the payment obligations of each of Buyer and Acquisition Sub, respectively.

A copy of each of the Merger Agreement, the Voting Agreement and the form of Limited Guarantee is attached hereto as Exhibits 2.1, 10.1 and 10.2 respectively and is incorporated herein by reference. The foregoing description of each of the Merger Agreement, the Voting Agreement and the form of Limited Guarantee is qualified in its entirety by reference to the full text of each such agreement or form thereof filed as an exhibit.

Additional Information about the Merger and Where to Find It

The Company will file a proxy statement and other documents regarding the proposed merger described in this report with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement when it becomes available, because it will contain important information about the Company and the proposed merger. A definitive proxy statement will be sent to security holders of the Company seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of charge on the Company’s website at www.univision.net or by directing a request to Univision Communications Inc., 1999 Avenue of the Stars, Suite 3050, Los Angeles, CA 90067, Attention: Investor Relations.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the merger. Information about the Company and its directors and executive officers can be found in the Company’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.

Item 9.01 Financial Statements and Exhibits

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger among Umbrella Holdings, LLC, Umbrella Acquisitions, Inc. and Univision Communications Inc., dated as of June 26, 2006

10.1	Voting Agreement, by and among Umbrella Holdings, LLC, A. Jerrold Perenchio and certain of his affiliates, dated as of June 26, 2006

10.2	Form of Limited Guarantee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2006	UNIVISION COMMUNICATIONS INC.

By:	/s/ C. Douglas Kranwinkle
Name: C. Douglas Kranwinkle Title: Executive Vice President